UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 13, 2006 (April 7, 2006)

Date of Report (Date of earliest event reported)

PRAECIS PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

830 Winter Street, Waltham, Massachusetts 02451-1420

(Address of principal executive offices, including zip code)

(781) 795-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On April 7, 2006, PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with SmithKline Beecham Corporation (“SBC”) and Glaxo Group Limited (“GGL”, and together with SBC, the “Investor”). Under the Agreement, on April 28, 2006 (the “Closing Date”), the Investor will purchase a currently undetermined number of unregistered shares of the Company’s common stock, par value $.01 per share (“Common Stock”), for an aggregate purchase price of $500,000 (the “Purchase Price”).

Item 3.02.                                          Unregistered Sales of Equity Securities.

As set forth in Item 1.01 of this Current Report on Form 8-K, on April 7, 2006, the Company entered into the Agreement with the Investor pursuant to which the Investor will purchase on the Closing Date a currently undetermined number of unregistered shares of the Company’s Common Stock.

The number of shares of Common Stock that will be issued by the Company and purchased by the Investor at the Closing shall be the quotient, rounded to the nearest whole number, obtained by dividing the Purchase Price by the “Per Share Price.”  Under the terms of the Agreement, the Per Share Price is defined as the average of the daily closing prices per share of the Common Stock on The Nasdaq National Market, as reported in the Wall Street Journal, over the trading days during the period beginning on, and including, March 11, 2006, and ending on, and including, April 25, 2006. The Agreement provides that in no event will the number of shares of Common Stock that will be issued by the Company and purchased by the Investor thereunder exceed 19.9% of the shares of Common Stock issued and outstanding as of April 7, 2006.

The shares of Common Stock to be issued to the Investor under the Agreement will not be registered under the Securities Act of 1933, as amended (the “Act”), as such shares will be issued in a transaction not involving a public offering under Section 4(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 13, 2006	PRAECIS PHARMACEUTICALS INCORPORATED

		By	/s/ Edward C. English
Edward C. English
Vice President, Chief Financial Officer,
Treasurer and Assistant Secretary